Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contact:
Monique N. Dolecki, Investor Relations - 201-847-5378
Kristen Cardillo, Corporate Communications - 201-847-5657

BD ANNOUNCES RESULTS FOR 2018 FOURTH FISCAL QUARTER AND FULL YEAR;
PROVIDES FISCAL 2019 GUIDANCE

•	As reported, full fiscal year revenues of $15.983 billion increased 32.2 percent.

•	On a comparable, currency-neutral basis, revenues increased 5.8 percent for the full fiscal year.

•	As reported, full fiscal year diluted earnings per share of $0.60 decreased 87.0 percent.

•	As adjusted, full fiscal year diluted earnings per share of $11.01 increased 16.1 percent, or 12.3 percent on a currency-neutral basis.

•	The company expects full fiscal year 2019 revenues to increase 8.5 to 9.5 percent as reported, or 5.0 to 6.0 percent on a comparable, currency-neutral basis.

•
As adjusted, the company expects full fiscal year 2019 diluted earnings per share to be between $12.05 and $12.15, resulting in growth of approximately 13.0 to 14.0 percent on a currency-neutral basis, which includes an adverse impact of approximately 600 basis points related to headwinds and divestitures. This represents growth of approximately 10.0 percent including the estimated unfavorable impact of foreign currency.

•	Fiscal 2019 earnings per share expectations include high-single digit accretion from the C. R. Bard acquisition.

Franklin Lakes, NJ (November 6, 2018) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $4.402 billion for the fourth fiscal quarter ended September 30, 2018. This represents an increase of 39.0 percent from the prior-year period, which is primarily due to the acquisition of C. R. Bard. On a comparable, currency-neutral basis that includes the revenues of C. R. Bard in the current and prior year, fourth quarter revenues increased 8.4 percent over the prior-year period. For the full fiscal year ended September 30, 2018, revenues of $15.983 billion increased 32.2 percent from the prior-year period, primarily due to the acquisition of C. R. Bard. On a comparable, currency-neutral basis that includes the revenues of C. R. Bard in the current and prior year, full fiscal year revenues of $16.930 billion grew 5.8 percent. This includes an estimated 60 basis point adverse impact from the previously disclosed change in the U.S. dispensing business model and the estimated sales impact from Hurricane Maria in Puerto Rico on Bard's business during BD's first fiscal quarter.

“Fiscal 2018 was a historic year for BD with the successful completion of the acquisition of C. R. Bard. We are extremely proud of our strong fourth quarter and fiscal year results, which demonstrate how agile we can be as an organization while executing concurrently on two transformative acquisitions,” said Vincent A. Forlenza, Chairman and CEO.  “We enter fiscal 2019 with continued strong momentum and confidence in our ability to execute on our strategy, deliver on our commitments and create value for our shareholders.”

Fourth Quarter and Twelve-Month Fiscal 2018 Operating Results
As reported, diluted earnings per share for the fourth quarter were $(0.64), compared with $1.24 in the prior-year period. This represents a decrease of 151.6 percent and is primarily due to purchase accounting expenses relating to acquisitions and additional tax expense relating to new U.S. tax legislation. Adjusted diluted earnings per share were $2.93, compared with $2.40 in the prior-year period. This represents an increase in adjusted diluted earnings per share of 22.1 percent, or 24.6 percent on a currency-neutral basis.

For the twelve-month period ended September 30, 2018, as reported, diluted earnings per share were $0.60, compared with $4.60 in the prior-year period. This represents a decrease of 87.0 percent and is primarily due to purchase accounting and other expenses relating to acquisitions and additional tax expense relating to new U.S. tax legislation, offset by a non-cash charge in the prior year related to the change in the U.S. dispensing model. Adjusted diluted earnings per share were $11.01, compared with $9.48 in the prior-year period. This represents an increase in adjusted diluted earnings per share of 16.1 percent, or 12.3 percent on a currency-neutral basis.

Segment Results
In the BD Medical segment, as reported, worldwide revenues for the quarter of $2.346 billion increased 20.8 percent over the prior-year period, primarily due to the acquisition of C. R. Bard. On a comparable, currency-neutral basis, BD Medical revenues increased 10.1 percent over the prior-year period. The segment’s results were driven by strong performance in the Medication Management Solutions, Medication Delivery Solutions and Pharmaceutical Systems units.

For the twelve-month period ended September 30, 2018, BD Medical revenues were $8.616 billion as reported, an increase of 16.1 percent over the prior-year period. On a comparable, currency-neutral basis, BD Medical revenues of $8.826 billion increased 5.6 percent over the prior-year period, which includes an estimated 80 basis point adverse impact from the change in the U.S. dispensing business model.

In the BD Life Sciences segment, as reported, worldwide revenues for the quarter were $1.108 billion, an increase of 5.5 percent over the prior-year period, or 6.9 percent on a currency-neutral basis. Revenue growth reflects strong performance across the segment.

For the twelve-month period ended September 30, 2018, BD Life Sciences revenues were $4.330 billion as reported, an increase of 8.6 percent over the prior-year period, or an increase of 6.8 percent on a currency-neutral basis.

In the BD Interventional segment, as reported, worldwide revenues for the quarter were $0.948 billion. On a comparable, currency-neutral basis, revenues increased 6.0 percent over the prior-year period. The segment's results reflect strong performance in the Peripheral Intervention and Urology and Critical Care units.

For the twelve-month period ended September 30, 2018, BD Interventional revenues were $3.037 billion as reported. On a comparable, currency-neutral basis, BD Interventional revenues of $3.774 billion increased 5.2 percent, which includes an estimated 90 basis point adverse impact from Hurricane Maria in Puerto Rico on Bard's business during BD's first fiscal quarter.

Geographic Results
As reported, fourth quarter revenues in the U.S. of $2.448 billion increased 48.9 percent over the prior-year period, primarily due to the acquisition of C. R. Bard. On a comparable basis, U.S. revenues increased 8.7 percent over the prior-year period. Growth in the U.S. was primarily driven by very strong performance in the Medication Management Solutions and Pharmaceutical Systems units within the BD Medical segment.

As reported, revenues outside of the U.S. of $1.954 billion increased 28.4 percent from the prior-year period, primarily due to the acquisition of C. R. Bard. On a comparable, currency-neutral basis, revenues outside of the U.S. increased 7.9 percent over the prior-year period. International revenue growth was driven by strong performance from all three segments.

For the twelve-month period ended September 30, 2018, U.S. revenues were $8.768 billion as reported, an increase of 34.8 percent over the prior-year period. On a comparable basis, U.S. revenues of $9.364 billion increased 5.0 percent over the prior-year period, which includes an estimated 100 basis point adverse impact from the change in the U.S. dispensing business model and Hurricane Maria. As reported, revenues outside of the U.S. of $7.215 billion increased 29.1 percent over the prior-year period. On a comparable, currency-neutral basis, revenues outside the U.S. of $7.566 billion increased 7.0 percent over the prior-year period.

Fiscal 2019 Outlook for Full Year
As reported, the company expects full fiscal year 2019 revenues to increase 8.5 to 9.5 percent, primarily due to the C. R. Bard acquisition. The company estimates full fiscal year 2019 revenues will increase 5.0 to 6.0 percent on a comparable, currency-neutral basis that includes the revenues of C. R. Bard in fiscal 2019 as well as the full 2018 fiscal year.

The company expects adjusted diluted earnings per share to be between $12.05 and $12.15, resulting in growth of approximately 13.0 to 14.0 percent on a currency-neutral basis, which includes an adverse impact of approximately 600 basis points related to headwinds and divestitures. This represents growth of approximately 10.0 percent including the estimated unfavorable impact of foreign currency over fiscal 2018 adjusted diluted earnings per share of $11.01. Fiscal 2019 earnings per share expectations include high-single digit accretion from the C. R. Bard acquisition.

Estimated adjusted diluted earnings per share for fiscal 2019 includes an estimate of the impact of adopting ASU 2014-09, Revenue from Contracts with Customers, as of October 1, 2018, and excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, and certain tax, litigation and regulatory compliance matters. BD does not attempt to provide reconciliations of forward-looking non-GAAP earnings guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD's financial performance.

Conference Call Information
A conference call regarding BD’s fourth quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Tuesday, November 6, 2018. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Tuesday, November 13, 2018, confirmation number 3197559.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

All “comparable” basis revenue growth rates relating to fiscal years 2018 and 2019 presented throughout this release include the results of C. R. Bard, Inc. (“Bard”) in the current and prior-year periods and are further adjusted for certain items as detailed in the attached tables. Beginning in the second quarter of fiscal year 2018, the company's organizational structure was based upon three principal business segments: BD Medical (“Medical”), BD Life Sciences (“Life Sciences”) and BD Interventional ("Interventional"). The Interventional segment was added upon the company's completion of its acquisition of Bard, and this new segment includes the majority of Bard’s product offerings and certain product offerings which were previously reported in the Medical segment. Certain of Bard's product offerings are included under the Company's Medical segment, specifically within the new Medication Delivery Solutions unit, which was formerly the Medical segment's Medication and Procedural Solutions unit. Prior-year amounts have been revised to reflect the movement of certain product offerings which were previously reported in the Medical segment and which are now reported in the Interventional segment, as discussed above. Current and prior-year adjusted diluted earnings per share results exclude, among other things, the impact of purchase accounting adjustments (including the non-cash amortization of acquisition-related intangible assets); integration, restructuring and transaction costs; the reversal of a litigation reserve; and the loss on debt extinguishment. These measures are also provided on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. Foreign currency-neutral percentages are calculated by converting the current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to the current-period results. Reconciliations of these amounts to the most directly comparable GAAP measures are included in the tables at the end of this release. As previously announced, comparable historical revenue schedules inclusive of Bard for BD's 2016 and 2017 fiscal years, and the first quarter of BD's 2018 fiscal year, are available on the Investor page of BD's website, www.bd.com/investors.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 65,000 employees have a passion and commitment to help improve patient outcomes, improve the safety and efficiency of clinicians' care delivery process, enable laboratory scientists to better diagnose disease and advance researchers' capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. In 2017, BD welcomed C. R. Bard and its products into the BD family. For more information on BD, please visit bd.com.

***
This press release, including the section entitled “Fiscal 2019 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share.  All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties.  Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement.  With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially.  These factors include, but are not limited to: risks relating to the integration of the C.R. Bard operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; uncertainty regarding the impact of the recent U.S. tax reform; legislative or regulatory changes to the U.S. healthcare system, potential cuts in governmental healthcare spending or measures to contain healthcare costs, each of which could result in reduced demand for our products or downward pricing pressure; changes in interest or foreign currency exchange rates; adverse changes in regional, national or foreign economic conditions, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations, the demand for our products and services, utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; new or changing laws and regulations impacting our business (including the imposition of tariffs or changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; our ability to successfully integrate any businesses we acquire; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; interruptions in our supply chain or manufacturing processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; product efficacy or safety concerns resulting in product recalls or actions being taken by the FDA or other regulators; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; risks relating to our ability to continue to successfully integrate CareFusion's operations in order to fully obtain the benefits of the transaction; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform outside the U.S., including changes in government pricing and reimbursement policies or other cost containment reforms; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission.  We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended September 30,
	2018	2017	% Change
REVENUES	$4,402	$3,166	39.0

Cost of products sold	2,311	1,612	43.4
Selling and administrative expense	1,103	774	42.6
Research and development expense	278	221	25.7
Acquisitions and other restructurings	140	111	25.9
Other operating expense, net	—	5	(100.0)
TOTAL OPERATING COSTS AND EXPENSES	3,832	2,723	40.7
OPERATING INCOME	570	443	28.7

Interest expense	(181)	(156)	15.6
Interest income	9	45	(79.8)
Other income (expense), net	16	(7)	339.9
INCOME BEFORE INCOME TAXES	415	326	27.4
Income tax provision (benefit)	550	(1)	44,493.5
NET (LOSS) INCOME	(135)	327	(141.3)
Preferred stock dividends	(38)	(38)	—
NET (LOSS) INCOME APPLICABLE TO COMMON SHAREHOLDERS	$(173)	$289	(159.8)

EARNINGS PER SHARE
Basic (Loss) Earnings per Share	$(0.64)	$1.27	(150.4)
Diluted (Loss) Earnings per Share	$(0.64)	$1.24	(151.6)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	268,500	228,218
Diluted	268,500	232,657

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Twelve Months Ended September 30,
	2018	2017	% Change
REVENUES	$15,983	$12,093	32.2

Cost of products sold	8,721	6,151	41.8
Selling and administrative expense	4,015	2,925	37.3
Research and development expense	1,006	774	29.9
Acquisitions and other restructurings	744	354	110.1
Other operating expense, net	—	410	(100.0)
TOTAL OPERATING COSTS AND EXPENSES	14,487	10,615	36.5
OPERATING INCOME	1,497	1,478	1.3

Interest expense	(706)	(521)	35.5
Interest income	65	76	(15.0)
Other income (expense), net	318	(57)	655.9
INCOME BEFORE INCOME TAXES	1,173	976	20.2
Income tax provision (benefit)	862	(124)	795.8
NET INCOME	311	1,100	(71.7)
Preferred stock dividends	(152)	(70)	115.6
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$159	$1,030	(84.5)

EARNINGS PER SHARE
Basic Earnings per Share	$0.62	$4.70	(86.8)
Diluted Earnings per Share	$0.60	$4.60	(87.0)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	258,354	218,943
Diluted	264,621	223,588

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2018	2017	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$512	$352	45.7
Medication Management Solutions	542	440	23.2
Diabetes Care	149	147	1.7
Pharmaceutical Systems	118	96	22.1
TOTAL	$1,322	$1,035	27.7

BD LIFE SCIENCES
Preanalytical Systems	$196	$189	3.7
Diagnostic Systems	159	151	5.9
Biosciences	125	123	1.6
TOTAL	$481	$463	3.8

BD INTERVENTIONAL
Surgery (a)	$259	$143	NM
Peripheral Intervention (a)	201	3	NM
Urology and Critical Care	186	—	NM
TOTAL	$646	$146	NM

TOTAL UNITED STATES	$2,448	$1,644	48.9

(a)The presentation of prior-period amounts reflects a reclassification of $146 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2018	2017	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$454	$369	$(12)	23.0	26.4
Medication Management Solutions	149	131	(1)	14.1	15.0
Diabetes Care	135	136	(3)	(0.8)	1.8
Pharmaceutical Systems	285	271	1	5.4	4.9
TOTAL	$1,025	$908	$(16)	12.9	14.6

BD LIFE SCIENCES
Preanalytical Systems	$197	$189	$(8)	4.4	8.6
Diagnostic Systems	224	208	(5)	7.6	9.8
Biosciences	206	191	(3)	8.2	9.6
TOTAL	$627	$588	$(15)	6.7	9.3

BD INTERVENTIONAL
Surgery (a)	$69	$24	$(1)	NM	NM
Peripheral Intervention (a)	148	2	(1)	NM	NM
Urology and Critical Care	85	—	—	NM	NM
TOTAL	$302	$26	$(2)	NM	NM

TOTAL INTERNATIONAL	$1,954	$1,522	$(33)	28.4	30.6

(a)The presentation of prior-period amounts reflects a reclassification of $26 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2018	2017	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$967	$721	$(12)	34.1	35.8
Medication Management Solutions	692	571	(1)	21.1	21.3
Diabetes Care	285	283	(3)	0.5	1.7
Pharmaceutical Systems	403	367	1	9.8	9.4
TOTAL	$2,346	$1,943	$(16)	20.8	21.6

BD LIFE SCIENCES
Preanalytical Systems	$393	$378	$(8)	4.0	6.1
Diagnostic Systems	384	359	(5)	6.9	8.2
Biosciences	331	314	(3)	5.6	6.4
TOTAL	$1,108	$1,051	$(15)	5.5	6.9

BD INTERVENTIONAL
Surgery (a)	$328	$167	$(1)	NM	NM
Peripheral Intervention (a)	348	5	(1)	NM	NM
Urology and Critical Care	271	—	—	NM	NM
TOTAL	$948	$172	$(2)	NM	NM

TOTAL REVENUES	$4,402	$3,166	$(33)	39.0	40.1

(a)The presentation of prior-period amounts reflects a reclassification of $172 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2018	2017	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$1,892	$1,378	37.3
Medication Management Solutions	1,957	1,843	6.2
Diabetes Care	564	546	3.2
Pharmaceutical Systems	357	328	8.9
TOTAL	$4,770	$4,095	16.5

BD LIFE SCIENCES
Preanalytical Systems	$761	$741	2.6
Diagnostic Systems	678	622	8.9
Biosciences	475	455	4.6
TOTAL	$1,914	$1,818	5.3

BD INTERVENTIONAL
Surgery (a)	$946	$577	NM
Peripheral Intervention (a)	594	14	NM
Urology and Critical Care	544	—	NM
TOTAL	$2,084	$591	NM

TOTAL UNITED STATES	$8,768	$6,504	34.8

(a)The presentation of prior-period amounts reflects a reclassification of $591 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2018	2017	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$1,752	$1,434	$52	22.2	18.5
Medication Management Solutions	513	452	25	13.6	8.0
Diabetes Care	541	510	17	6.0	2.6
Pharmaceutical Systems	1,040	929	60	12.0	5.5
TOTAL	$3,846	$3,325	$155	15.7	11.0

BD LIFE SCIENCES
Preanalytical Systems	$792	$730	$21	8.5	5.7
Diagnostic Systems	858	756	26	13.5	10.1
Biosciences	766	684	24	11.9	8.3
TOTAL	$2,416	$2,170	$71	11.3	8.1

BD INTERVENTIONAL
Surgery (a)	$245	$89	$11	NM	NM
Peripheral Intervention (a)	451	6	20	NM	NM
Urology and Critical Care	256	—	11	NM	NM
TOTAL	$953	$95	$43	NM	NM

TOTAL INTERNATIONAL	$7,215	$5,589	$269	29.1	24.3

(a)The presentation of prior-period amounts reflects a reclassification of $95 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2018	2017	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$3,644	$2,812	$52	29.6	27.7
Medication Management Solutions	2,470	2,295	25	7.7	6.6
Diabetes Care	1,105	1,056	17	4.6	2.9
Pharmaceutical Systems	1,397	1,256	60	11.2	6.4
TOTAL	$8,616	$7,419	$155	16.1	14.0

BD LIFE SCIENCES
Preanalytical Systems	$1,553	$1,471	$21	5.5	4.1
Diagnostic Systems	1,536	1,378	26	11.5	9.6
Biosciences	1,241	1,139	24	9.0	6.8
TOTAL	$4,330	$3,988	$71	8.6	6.8

BD INTERVENTIONAL
Surgery (a)	$1,192	$666	$11	NM	NM
Peripheral Intervention (a)	1,045	19	20	NM	NM
Urology and Critical Care	800	—	11	NM	NM
TOTAL	$3,037	$685	$43	NM	NM

TOTAL REVENUES	$15,983	$12,093	$269	32.2	29.9

(a)The presentation of prior-period amounts reflects a reclassification of $685 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - UNITED STATES
Three Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C	D	E	F=B+C+D+E	G=(A-F)/F
	BD Reported	BD Reported (a)	Bard (b)	Intercompany Adjustment (c)	Divestiture Adjustments (d)	Comparable	Comparable % Change
	2018	2017	2017			2017
BD MEDICAL
Medication Delivery Solutions (a)	$512	$352	$143	$(3)	$—	$491	4.4
Medication Management Solutions	542	440	—	—	—	440	23.2
Diabetes Care	149	147	—	—	—	147	1.7
Pharmaceutical Systems	118	96	—	—	—	96	22.1
TOTAL	$1,322	$1,035	$143	$(3)	$—	$1,174	12.6

BD LIFE SCIENCES
Preanalytical Systems	$196	$189	$—	$—	$—	$189	3.7
Diagnostic Systems	159	151	—	—	—	151	5.9
Biosciences	125	123	—	—	—	123	1.6
TOTAL	$481	$463	$—	$—	$—	$463	3.8

BD INTERVENTIONAL
Surgery (a)	$259	$143	$122	$—	$(10)	$256	1.5
Peripheral Intervention (a)	201	3	184	—	—	187	7.2
Urology and Critical Care	186	—	172	—	—	172	8.3
TOTAL	$646	$146	$478	$—	$(10)	$614	5.1

TOTAL UNITED STATES	$2,448	$1,644	$621	$(4)	$(10)	$2,251	8.7

(a)	Reflects a reclassification of $146 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(b)
Amounts presented in alignment with BD's current-period segment, organizational unit and regional reporting structure. Also reflects the elimination of revenues from the Peripheral Intervention unit related to a royalty income stream, reported as revenues by Bard, which BD reports as non-operating income in the current-year period.

(c)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

(d)	Represents adjustments for BD's divestiture of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - INTERNATIONAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

	A	B	C	D	E=B+C+D	F	G=(A-E-F)/E
	BD Reported	BD Reported (a)	Bard (b)	Divestiture Adjustments (c)	Comparable	FX Impact	FXN % Change
	2018	2017	2017		2017
BD MEDICAL
Medication Delivery Solutions (a)	$454	$369	$64	$—	$434	$(12)	7.6
Medication Management Solutions	149	131	—	—	131	(1)	15.0
Diabetes Care	135	136	—	—	136	(3)	1.8
Pharmaceutical Systems	285	271	—	—	271	1	4.9
TOTAL	$1,025	$908	$64	$—	$972	$(16)	7.0

BD LIFE SCIENCES
Preanalytical Systems	$197	$189	$—	$—	$189	$(8)	8.6
Diagnostic Systems	224	208	—	—	208	(5)	9.8
Biosciences	206	191	—	—	191	(3)	9.6
TOTAL	$627	$588	$—	$—	$588	$(15)	9.3

BD INTERVENTIONAL
Surgery (a)	$69	$24	$41	$(3)	$63	$(1)	10.5
Peripheral Intervention (a)	148	2	136	—	138	(1)	8.1
Urology and Critical Care	85	—	81	—	81	—	5.5
TOTAL	$302	$26	$258	$(3)	$282	$(2)	7.9

TOTAL INTERNATIONAL	$1,954	$1,522	$323	$(3)	$1,842	$(33)	7.9

(a)	Reflects a reclassification of $26 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(b)	Amounts presented in alignment with BD's current-period segment, organizational unit and regional reporting structure.

(c)	Represents adjustments for BD's divestiture of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - TOTAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

	A	B	C	D	E	F=B+C+D+E	G	H=(A-F-G)/F
	BD Reported	BD Reported (a)	Bard (b)	Intercompany Adjustment (c)	Divestiture Adjustments (d)	Comparable	FX Impact	FXN % Change
	2018	2017	2017			2017
BD MEDICAL
Medication Delivery Solutions (a)	$967	$721	$207	$(3)	$—	$925	$(12)	5.9
Medication Management Solutions	692	571	—	—	—	571	(1)	21.3
Diabetes Care	285	283	—	—	—	283	(3)	1.7
Pharmaceutical Systems	403	367	—	—	—	367	1	9.4
TOTAL	$2,346	$1,943	$207	$(3)	$—	$2,146	$(16)	10.1

BD LIFE SCIENCES
Preanalytical Systems	$393	$378	$—	$—	$—	$378	$(8)	6.1
Diagnostic Systems	384	359	—	—	—	359	(5)	8.2
Biosciences	331	314	—	—	—	314	(3)	6.4
TOTAL	$1,108	$1,051	$—	$—	$—	$1,051	$(15)	6.9

BD INTERVENTIONAL
Surgery (a)	$328	$167	$163	$—	$(13)	$318	$(1)	3.3
Peripheral Intervention (a)	348	5	320	—	—	325	(1)	7.6
Urology and Critical Care	271	—	253	—	—	253	—	7.4
TOTAL	$948	$172	$736	$—	$(13)	$896	$(2)	6.0

TOTAL REVENUES	$4,402	$3,166	$943	$(4)	$(13)	$4,093	$(33)	8.4

(a)	Reflects a reclassification of $172 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(b)
Amounts presented in alignment with BD's current-period segment, organizational unit and regional reporting structure. Also reflects the elimination of revenues from the Peripheral Intervention unit related to a royalty income stream, reported as revenues by Bard, which BD reports as non-operating income in the current-year period.

(c)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

(d)	Represents adjustments for BD's divestiture of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - UNITED STATES
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C	D	E=A+B+C+D	F	G	H	I	J=F+G+H+I	K=(E-J)/J
	BD Reported	Bard Q1 (b)	Intercompany Adjustment (c)	Divestiture Adjustments (d)	Comparable	BD Reported (a)	Bard (b)	Intercompany Adjustment (c)	Divestiture Adjustments (d)	Comparable	Comparable % Change
	2018	2018			2018	2017	2017			2017
BD MEDICAL
Medication Delivery Solutions (a)	$1,892	$145	$(3)	$—	$2,033	$1,378	$572	$(14)	$—	$1,935	5.1
Medication Management Solutions	1,957	—	—	—	1,957	1,843	—	—	—	1,843	6.2
Diabetes Care	564	—	—	—	564	546	—	—	—	546	3.2
Pharmaceutical Systems	357	—	—	—	357	328	—	—	—	328	8.9
TOTAL	$4,770	$145	$(3)	$—	$4,912	$4,095	$572	$(14)	$—	$4,652	5.6

BD LIFE SCIENCES
Preanalytical Systems	$761	$—	$—	$—	$761	$741	$—	$—	$—	$741	2.6
Diagnostic Systems	678	—	—	—	678	622	—	—	—	622	8.9
Biosciences	475	—	—	—	475	455	—	—	—	455	4.6
TOTAL	$1,914	$—	$—	$—	$1,914	$1,818	$—	$—	$—	$1,818	5.3

BD INTERVENTIONAL
Surgery (a)	$946	$105	$—	$(15)	$1,036	$577	$513	$—	$(39)	$1,051	(1.4)
Peripheral Intervention (a)	594	188	—	—	782	14	705	—	—	718	8.8
Urology and Critical Care	544	177	—	—	721	—	681	—	—	681	5.8
TOTAL	$2,084	$470	$—	$(15)	$2,539	$591	$1,899	$—	$(39)	$2,451	3.6

TOTAL UNITED STATES	$8,768	$614	$(3)	$(15)	$9,364	$6,504	$2,471	$(14)	$(39)	$8,921	5.0

(a)	Reflects a reclassification of $591 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(b)
Amounts in 2018 represent revenues for the quarter ended December 31, 2017; amounts in 2017 represent revenues for the quarterly periods included in BD's fiscal year 2017. Amounts presented in alignment with BD's current-period segment, organizational unit and regional reporting structure. Also reflects the elimination of revenues from the Peripheral Intervention unit related to a royalty income stream, reported as revenues by Bard, which BD reports as non-operating income in the current-year period.

(c)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

(d)	Represents adjustments for BD's divestiture of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - INTERNATIONAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

	A	B	C	D=A+B+C	E	F	G	H=E+F+G	I	J=(D-H-I)/H
	BD Reported	Bard Q1 (b)	Divestiture Adjustments (c)	Comparable	BD Reported (a)	Bard (b)	Divestiture Adjustments (c)	Comparable	FX Impact	FXN % Change
	2018	2018		2018	2017	2017		2017
BD MEDICAL
Medication Delivery Solutions (a)	$1,752	$68	$—	$1,821	$1,434	$228	$—	$1,663	$55	6.2
Medication Management Solutions	513	—	—	513	452	—	—	452	25	8.0
Diabetes Care	541	—	—	541	510	—	—	510	17	2.6
Pharmaceutical Systems	1,040	—	—	1,040	929	—	—	929	60	5.5
TOTAL	$3,846	$68	$—	$3,915	$3,325	$228	$—	$3,553	$157	5.7

BD LIFE SCIENCES
Preanalytical Systems	$792	$—	$—	$792	$730	$—	$—	$730	$21	5.7
Diagnostic Systems	858	—	—	858	756	—	—	756	26	10.1
Biosciences	766	—	—	766	684	—	—	684	24	8.3
TOTAL	$2,416	$—	$—	$2,416	$2,170	$—	$—	$2,170	$71	8.1

BD INTERVENTIONAL
Surgery (a)	$245	$49	$(3)	$291	$89	$167	$(10)	$247	$13	12.9
Peripheral Intervention (a)	451	146	—	597	6	515	—	521	25	9.9
Urology and Critical Care	256	90	—	347	—	320	—	320	13	4.2
TOTAL	$953	$285	$(3)	$1,235	$95	$1,003	$(10)	$1,088	$51	8.9

TOTAL INTERNATIONAL	$7,215	$353	$(3)	$7,566	$5,589	$1,231	$(10)	$6,811	$279	7.0

(a)	Reflects a reclassification of $95 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(b)
Amounts in 2018 represent revenues for the quarter ended December 31, 2017; amounts in 2017 represent revenues for the quarterly periods included in BD's fiscal year 2017. Amounts presented in alignment with BD's current-period segment, organizational unit and regional reporting structure.

(c)	Represents adjustments for BD's divestiture of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - TOTAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions

	A	B	C	D	E=A+B+C+D	F	G	H	I	J=F+G+H+I	K	L=(E-J-K)/J
	BD Reported	Bard Q1 (b)	Intercompany Adjustment (c)	Divestiture Adjustments (d)	Comparable	BD Reported (a)	Bard (b)	Intercompany Adjustment (c)	Divestiture Adjustments (d)	Comparable	FX Impact	FXN % Change
	2018	2018			2018	2017	2017			2017
BD MEDICAL
Medication Delivery Solutions (a)	$3,644	$213	$(3)	$—	$3,854	$2,812	$800	$(14)	$—	$3,598	$55	5.6
Medication Management Solutions	2,470	—	—	—	2,470	2,295	—	—	—	2,295	25	6.6
Diabetes Care	1,105	—	—	—	1,105	1,056	—	—	—	1,056	17	2.9
Pharmaceutical Systems	1,397	—	—	—	1,397	1,256	—	—	—	1,256	60	6.4
TOTAL	$8,616	$213	$(3)	$—	$8,826	$7,419	$800	$(14)	$—	$8,205	$157	5.6

BD LIFE SCIENCES
Preanalytical Systems	$1,553	$—	$—	$—	$1,553	$1,471	$—	$—	$—	$1,471	$21	4.1
Diagnostic Systems	1,536	—	—	—	1,536	1,378	—	—	—	1,378	26	9.6
Biosciences	1,241	—	—	—	1,241	1,139	—	—	—	1,139	24	6.8
TOTAL	$4,330	$—	$—	$—	$4,330	$3,988	$—	$—	$—	$3,988	$71	6.8

BD INTERVENTIONAL
Surgery (a)	$1,192	$153	$—	$(18)	$1,327	$666	$680	$—	$(48)	$1,298	$13	1.3
Peripheral Intervention (a)	1,045	334	—	—	1,379	19	1,220	—	—	1,239	25	9.3
Urology and Critical Care	800	267	—	—	1,068	—	1,002	—	—	1,002	13	5.3
TOTAL	$3,037	$755	$—	$(18)	$3,774	$685	$2,902	$—	$(48)	$3,539	$51	5.2

TOTAL REVENUES	$15,983	$968	$(3)	$(18)	$16,930	$12,093	$3,702	$(14)	$(48)	$15,732	$279	5.8

(a)	Reflects a reclassification of $685 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(b)
Amounts in 2018 represent revenues for the quarter ended December 31, 2017; amounts in 2017 represent revenues for the quarterly periods included in BD's fiscal year 2017. Amounts presented in alignment with BD's current-period segment, organizational unit and regional reporting structure. Also reflects the elimination of revenues from the Peripheral Intervention unit related to a royalty income stream, reported as revenues by Bard, which BD reports as non-operating income in the current-year period.

(c)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

(d)	Represents adjustments for BD's divestiture of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended September 30,
	2018	2017	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted (Loss) Earnings per Share	$(0.64)	$1.24	$(1.88)	$(0.06)	$(1.82)	(151.6)%	(146.8)%
Purchase accounting adjustments ($374 million and $130 million pre-tax, respectively) (1)	1.39	0.56		—
Restructuring costs ($57 million and $30 million pre-tax, respectively) (2)	0.21	0.13		—
Integration costs ($88 million and $78 million pre-tax, respectively) (2)	0.33	0.34		—
Transaction costs ($(5) million and $2 million pre-tax, respectively) (3)	(0.02)	0.01		—
Financing impacts ($44 million pre-tax) (4)	—	0.19		—
Hurricane recovery costs ($2 million pre-tax)	0.01	—		—
Net impact of gain on sale of investment and asset impairments ($63 million pre-tax) (5)	0.23	—		—
Lease contract modification-related charge ($6 million pre-tax) (6)	—	0.03		—
Litigation-related item ($(1) million pre-tax) (7)	—	(0.01)		—
Dilutive impact (8)	(0.07)	0.31		—
Impact of tax reform and income tax benefit of special items ($398 million and $(91) million, respectively) (9)	1.48	(0.39)		—
Adjusted Diluted Earnings per Share	$2.93	$2.40	$0.53	$(0.06)	$0.59	22.1%	24.6%

(1)	Includes adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.

(2)	Represents restructuring and integration costs associated with the Bard and CareFusion acquisitions, as well as restructuring costs associated with other portfolio rationalization initiatives.

(3)	Represents transaction costs primarily associated with the Bard acquisition.

(4)	Represents financing impacts associated with the Bard acquisition.

(5)	Includes $58 million of charges to write down the value of fixed assets primarily in the Diabetes Care unit.

(6)	Represents an adjustment to a non-cash charge resulting from a modification to our dispensing equipment lease contracts with customers.

(7)	Represents an adjustment to litigation-related reserves.

(8)
The amount in 2018 represents the exclusion of share equivalents associated with share-based plans from the reported diluted shares outstanding calculation because such equivalents would have been antidilutive due to the net loss incurred during the period. The adjusted diluted average shares outstanding (in thousands) were 274,693. The amount in 2017 represents the dilutive impact of BD shares issued in May 2017, in anticipation of the Bard acquisition.

(9)	Includes additional tax expense, net, of $365 million relating to new U.S. tax legislation.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Twelve Months Ended September 30,
	2018	2017	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$0.60	$4.60	$(4.00)	$0.32	$(4.32)	(87.0)%	(93.9)%
Purchase accounting adjustments ($1.733 billion and $491 million pre-tax, respectively) (1)	6.55	2.20		0.01
Restructuring costs ($344 million and $85 million pre-tax, respectively) (2)	1.30	0.38		0.01
Integration costs ($344 million and $237 million pre-tax, respectively) (2)	1.30	1.06		0.01
Transaction costs ($56 million and $39 million pre-tax, respectively) (3)	0.21	0.17		—
Financing impacts ($49 million and $131 million pre-tax, respectively) (4)	0.19	0.58		—
Hurricane recovery costs ($17 million pre-tax)	0.07	—		—
Losses on debt extinguishment ($16 million and $73 million pre-tax, respectively) (5)	0.06	0.33		—
Net impact of gain on sale of investment and asset impairments ($(151) million pre-tax) (6)	(0.57)	—		0.01
Lease contract modification-related charge ($748 million pre-tax) (7)	—	3.34		—
Litigation-related item ($(337) million pre-tax) (8)	—	(1.51)		—
Dilutive Impact (9)	0.30	0.54		—
Impact of tax reform and income tax benefit of special items ($265 million and $(495) million, respectively) (10)	1.00	(2.21)		(0.01)
Adjusted Diluted Earnings per Share	$11.01	$9.48	$1.53	$0.36	$1.17	16.1%	12.3%

(1)
Includes adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt. The amount in 2018 also included a fair value step-up adjustment of $478 million recorded relative to Bard's inventory on the acquisition date.

(2)	Represents restructuring and integration costs associated with the Bard and CareFusion acquisitions, as well as restructuring costs associated with other portfolio rationalization initiatives.

(3)	Represents transaction costs primarily associated with the Bard acquisition.

(4)	Represents financing impacts associated with the Bard acquisition.

(5)	Represents losses recognized upon the extinguishment of certain long-term senior notes.

(6)
Represents the net amount recognized in the period related to BD's sale of its non-controlling interest in Vyaire Medical, partially offset by $81 million of charges recorded to write down the carrying value of certain intangible and other assets in the Biosciences unit as well as $58 million of charges to write down the value of fixed assets primarily in the Diabetes Care unit.

(7)	Represents a non-cash charge resulting from a modification to our dispensing equipment lease contracts with customers.

(8)	Represents the reversal of certain reserves related to an appellate court decision which, among other things, reversed an unfavorable antitrust judgment in the RTI case.

(9)
Represents the dilutive impact of BD shares issued in May 2017, in anticipation of the Bard acquisition and BD shares issued as consideration transferred to acquire Bard. The adjusted diluted average shares outstanding (in thousands) was 260,758.

(10)	Includes additional tax expense, net, of $640 million relating to new U.S. tax legislation.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2019 OUTLOOK RECONCILIATION

		BD Including Bard

	FY2018	FY2019 Outlook
	Revenues	% Change	FX Impact	% Change FXN

BDX Revenue	$15,983	8.5% to 9.5%	~2.0%	10.5% to 11.5%

Comparable Revenue Growth
	FY2018	FY2019 Outlook
	Revenues	% Change FXN Comparable

BDX As Reported Revenue	$15,983
Bard Q1	968
Intercompany Adjustment	(3)
Divestiture Adjustment (1)(2)	(124)
BDX NewCo Comparable Revenue	$16,824	5.0% to 6.0%

BECTON DICKINSON AND COMPANY SUPPLEMENTAL INFORMATION FY 2019 OUTLOOK RECONCILIATION (continued)
	FY2018	FY2019 Outlook
	Revenues	% Change FXN Comparable
BD Medical As Reported Revenue	$8,616
Bard Q1	213
Intercompany Adjustment	(3)
BD Medical Comparable Revenue	$8,826	5.0% to 6.0%

BD Life Sciences As Reported Revenue	$4,330
Divestiture Adjustment (1)	(106)
BD Life Sciences Comparable Revenue	$4,224	4.0% to 5.0%

BD Interventional as Reported Revenue	$3,037
Bard Q1	755
Divestiture Adjustment (2)	(18)
BD Interventional Comparable Revenue	$3,774	6.0% to 7.0%

	BD Including Bard
	FY2019 Outlook
	Full Year FY2019 Outlook	Full Year FY2018	% Increase

Adjusted Fully Diluted Earnings per Share	$12.05 to 12.15	$11.01	~10%

Estimated FX Impact			~3.5%

Adjusted FXN Growth			13% - 14%
FXN - Foreign Currency Neutral

(1)   Excludes the impact from the divestiture of BD's Advanced Bioprocessing Business.
(2)   Excludes the impact from the divestitures of BD's soft tissue core needle biopsy product line and Bard's Aspira product line of tunneled home drainage catheters and accessories.